UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

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COMMUNITY BANKERS TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32590 (Commission File Number)	20-2652949 (IRS Employer Identification No.)

4235 Innslake Drive, Suite 200 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d) On February 28, 2013, Community Bankers Trust Corporation (the “Company”) provided notice to the NYSE MKT (formerly known as the NYSE Amex) that it had determined to delist its common stock from the NYSE MKT and to become listed on the NASDAQ Capital Market. This notice was provided in writing by the Company’s Executive Vice President, General Counsel and Secretary, as authorized by the Company’s Board of Directors. The Company anticipates that trading of its common stock on the NASDAQ Capital Market under the symbol “ESXB” will commence on March 14, 2013 and that the last day of trading of the common stock on the NYSE MKT under the symbol “BTC” will be March 13, 2013.

The Company issued a press release that announced the transfer of listing from the NYSE MKT to the NASDAQ Capital Market on February 28, 2013. The press release is being filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 3.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued February 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION
(Registrant)

Date: March 6, 2013	By: /s/ John M. Oakey, III
John M. Oakey, III
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued February 28, 2013